EXHIBIT 10(a)87

                SYSTEM EXECUTIVE RETIREMENT PLAN
             OF ENTERGY CORPORATION AND SUBSIDIARIES
       (As Amended and Restated Effective January 1, 2000)

     Entergy Corporation previously established the System Executive Retirement Plan of Entergy Corporation and Subsidiaries, which was restated on March 25, 1998 and then again on December 4, 1998. On October 29, 1999, the Board of Directors of Entergy Corporation approved, authorized, and adopted certain changes to the Plan that are incorporated into this amendment and restatement of the Plan, which is effective January 1, 2000.

                            PURPOSES

     The System Executive Retirement Plan of Entergy Corporation and Subsidiaries has as its purposes attracting, retaining and motivating certain highly competent eligible employees; and encouraging personal growth and improvement of personal productivity. The Plan is designed primarily to aid eligible employees in providing supplemental post-retirement income for themselves and their families and after death benefits for their beneficiaries. The Plan is also designed to make available to the Employer, subsequent to the Employee's retirement and subject to the Employee's post-retirement time constraints, the Employee's knowledge of, and experience with respect to, the business and operations of the Employer.


                            ARTICLE I

                           DEFINITIONS

     The following terms shall have the meaning hereinafter indicated unless expressly provided herein to the contrary:

1.01 "Actuarial Equivalent" shall mean an equivalent amount that is determined in accordance with the adjustment factors set forth in Appendix A to the Entergy Retirement Plan, as in effect at the time of such determination.

1.02 "Administrator" shall mean the Personnel Committee established by the Board of Directors, or such other individuals or committee (not fewer than three in number) as shall from time to time be designated in writing by the Chairman of the Board of Directors as the administrator of the Plan. The Administrator shall be the "plan administrator" for the Plan within the meaning of ERISA. Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period, the "Administrator" shall mean (a) the individuals (not fewer than three in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Administrator, plus (b) in the event that fewer than three individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Administrator shall not exceed six.

1.03 "Beneficiary" shall mean the Surviving Spouse of the Participant or, if the Participant does not have a Surviving Spouse, the Beneficiary shall mean any individual or entity so designated by the Participant, or, if the Participant does not have a Surviving Spouse and does not designate a beneficiary hereunder, or if the designated beneficiary predeceases the Participant, the Beneficiary shall mean the Participant's estate.

1.04 "Benefit Base" shall mean that amount defined in Section
     2.01, as modified by Section 2.08 in the case of an inactive
     Participant, which is payable at or after a Participant's Normal Retirement Date.

1.05 "Board of Directors" shall mean the Board of Directors of Entergy Corporation.

1.06 "Change in Control" shall mean:

     (a) the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty-five percent (25%) or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);

     (b) the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);

     (c) the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

     (d) any change in the composition of the Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board of Directors or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

     Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

1.07 "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

1.08 "Claims Administrator" shall mean the Administrator or its designee responsible for administering claims for benefits under the Plan.

1.09 "Claims Appeal Administrator" shall mean the Administrator or its delegee responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.11 "Deferred Retirement Date" shall mean the date on which the Participant elects to Retire from Service but which occurs after the Normal Retirement Date for such Participant. Notwithstanding this definition, such date shall constitute the "Deferred Retirement Date" for purposes of this Plan only to the extent that the Employer has given its prior written consent for the Participant to continue his employment beyond the Normal Retirement Date of such Participant. Such consent may be freely withheld. Any continuation of employment by the Employee beyond his Normal Retirement Date without such prior written consent of the Employer shall be governed by the terms of Section 6.01.

1.12 "Early Retirement Date" shall mean the date on which the Participant, who has attained the requisite age and number of years of service required for early retirement under the Entergy Retirement Plan (as in effect as of the date of any such election), elects to Retire from Service with the prior written consent of the Employer (which consent may be freely withheld) provided that such date precedes the Normal Retirement Date for any such Participant. Any election by the Participant to Retire from Service on or after his Normal Retirement Date shall not be deemed an Early Retirement Date, but shall be governed, to the extent applicable, by Sections 1.11 and 1.23, respectively.

1.13 "Early Retirement Reduction Factor" shall mean the factor or percentage under Section 6.3 of the Entergy Retirement Plan, as from time to time amended, by which the Benefit Base of a participant under the Entergy Retirement Plan shall be reduced for each month the Participant's Early Retirement Income Commencement Date precedes his Normal Retirement Date.

1.14 "Employee" shall mean an employee of a System Company who is selected by the Administrator to participate in the Plan as a member of a System Company employer's select group of management or highly compensated employees.

1.15 "Employer" shall mean the System Company with which the Employee is last employed on or before the Employee's Retirement or Separation from Service.

1.16 "Entergy Retirement Plan" shall mean the Entergy Corporation Retirement Plan for Non-Bargaining Employees or any successor to such plan as may from time to time be established by Entergy Corporation for the benefit of non-bargaining employees of Entergy Corporation and other System Companies. In the event that any such Entergy Retirement Plan is terminated as to the non-bargaining employees of Entergy Corporation and System Companies and no successor plan is established with respect thereto, the term "Entergy Retirement Plan" shall mean the qualified defined benefit plan in the form last sponsored by Entergy Corporation on or before the date of any such termination.

1.17 "ERISA" shall mean the Employee Retirement Income Security
     Act of 1974, as amended.

1.18 "Final Monthly Compensation" shall mean 1/12th of the amount equal to the Participant's Final Three-Year Average Annual
     Compensation.

1.19 "Final Three-Year Average Annual Compensation" shall mean one-third (1/3) of the sum of (a) and (b) for the three (3) separate annual determination dates (which dates shall be the respective dates on which the annual Incentive Award is payable to the Participant) within the ten (10) years immediately preceding the Participant's date of death, Retirement or Separation from Service in which the sum of (a) and (b) is the greatest, where (a) is the annual Incentive Award payable to the Participant on the applicable annual determination date (regardless of whether the annual Incentive Award is paid to, or deferred by, the Participant), and (b) is the Participant's annual base salary in effect on such annual determination date from the Employer, or from any other System Company, including the amount of base salary, if any, such Participant defers under any non-qualified arrangement, a cash or deferred arrangement qualified under Section 401(k) of the Code, or under any cafeteria plan under Section 125 of the Code. An inactive Participant's "Final Three-Year Average Annual Compensation" shall be determined in accordance with this Section 1.19, as modified by Section 2.08. If a Participant becomes permanently disabled and qualifies for monthly benefits under any long-term disability plan sponsored by a System Company, for any Year preceding the date on which the Participant elects to Retire under this Plan and for which the Participant received monthly disability payments under such long-term disability plan, for purposes of this Section 1.19 his annual base salary for each such Year shall be the Participant's annual base salary in effect on the date immediately preceding the disabling event, and his annual Incentive Award for each such Year shall be the amount that would have been payable to Participant for each such Year based on his Target Award percentage and rate of annual base salary in effect on the date immediately preceding the disabling event.

1.20 "Good Reason" shall mean the occurrence, without the Participant's express written consent, of any of the following events during the Change in Control Period:

    (a) the substantial reduction or alteration in the nature or status of the Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

     (b) a reduction of 5% or more in Participant's annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (1) a cash or deferred arrangement qualified under Code Section 401(k);
       (2) a cafeteria plan under Code Section 125; (3) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (4) any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party;

     (c) requiring Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the Participant's present business obligations;

     (d) failure by System Company employer to continue in effect any compensation plan in which Participant participates immediately prior to the commencement of the Change in Control Period which is material to Participant's total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

     (e) failure by System Company employer to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to the Change in Control Period, the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide Participant with the number of paid vacation days to which Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control.

     Participant's right to terminate his employment for Good Reason shall not be affected by Participant's incapacity due to physical or mental illness. Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

1.21 "Income Commencement Date" shall mean the first day of the first month next following the Participant's date of death, Normal Retirement Date, Deferred Retirement Date, or Early Retirement Date in accordance with Sections 2.02, 2.03, and 2.04 respectively. The "Income Commencement Date" of a Participant who Separates from Service shall mean the applicable date set forth in Section 2.05.

1.22 "Incentive Award" shall mean the incentive award that a Participant may become eligible to receive under the terms of the Executive Annual Incentive Plan of Entergy Corporation and
     Subsidiaries or other comparable incentive plan that the Administrator may from time to time recognize as an "Incentive Award" for purposes of this Plan.

1.23 "Normal Retirement Date" shall mean the Employee's 65th birthday, or such earlier date as may be established from time to time under the Entergy Retirement Plan as the earliest date on which an unreduced benefit shall become payable under such plan.

1.24 "Other Employer Plans" shall mean all other non-qualified defined benefit retirement income or pension plans, trusts, or other arrangements sponsored by any System Company (including, but not limited to, any benefits under Supplemental Credited Service Agreements, the Pension Equalization Plan, the Supplemental Retirement Plan, and the Post-Retirement Plan) under which the Participant may have an earned or accrued benefit in effect at the time of his Retirement or Separation from Service. Such term shall not include: any tax-qualified employee pension plans; any profit-sharing, stock bonus or other defined contribution plans; the Gulf States Utilities Company Executive Income Security Plan; the Gulf States Utilities Company Executive Continuity Plan; and the Gulf States Utilities Company Nonqualified Deferred Compensation Plan for Officers, Nonemployee Directors and Designated Key Employees.

1.25 "Participant" shall mean an Employee who (1) is eligible for a Target Award at a level at or above 40% of base salary as from time to time defined in the Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries; (2) has executed a written Participant Application that has been accepted by the Administrator, if the Employee was not a Participant immediately prior to March 25, 1998; and (3) remains eligible for participation in accordance with the applicable provisions of the Plan including, without limitation, Section 6.01. Subject to the terms and conditions set forth in Section 2.08 and elsewhere in the Plan, the term "Participant" shall include an inactive Participant, as described in Section 2.08.

1.26 "Participant Application" shall mean the written application between an Employee and the Administrator evidencing Employee's participation in this Plan, and, if applicable, evidencing any additional Years of Service imputed to Employee under the Plan, which application shall be part of the Plan. Participant Applications executed after January 1, 2000 shall be in substantially the same form as those attached as Appendix B, as may be amended from time to time by the Administrator.

1.27 "Personnel Committee" shall mean the Personnel Committee of the Board of Directors.

1.28 "Plan" shall mean this System Executive Retirement Plan of
     Entergy Corporation and Subsidiaries and any amendments, supplements, or modifications from time to time made hereto. Any Participant Applications entered into pursuant to this Plan shall be deemed part of the Plan.

1.29 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

     (b) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

     (c) any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

     (d) any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

1.30 "Prior Plan" shall mean the System Executive Retirement Plan of Entergy Corporation and Subsidiaries, as amended and restated effective December 4, 1998, and any prior amendments or amendments and restatements to such Prior Plan, and any agreements, contracts, or other arrangements with respect to such Prior Plan.

1.31 "Qualifying Event" shall mean the occurrence of one of the following within the Change in Control Period:

     (a) Participant's employment is terminated by Employer other than for Cause, as defined in Section 7.01(a); or

     (b)  Participant terminates his System employment for Good
     Reason.

    For purposes of this Plan, the following shall not constitute Qualifying Events:
     (1) Participant's death; or (2) Participant becoming disabled under the terms of the Entergy Corporation Companies' Benefits Plus Long Term Disability ("LTD") Plan.

1.32 "Retirement", "Retires", "Retire," or "Retired from Service" shall mean the retirement of a Participant from employment with the Employer in accordance with Article II.

1.33 "Retirement Income" shall mean the monthly benefit payable to a Participant under the Plan in accordance with Article II.

1.34 "Separation from Service," "Separates from Service," or
     "Separated from Service" shall mean the separation of a Participant from employment with the Employer before attaining his Normal Retirement Date or Early Retirement Date with the prior written consent of the Employer.

1.35 "Separation from Service Date" shall mean the date on which a Participant Separates from Service as defined in Section 1.34.

1.36 "Separation Reduction Factor" shall mean the factor or percentage under Section 10.1 of the Entergy Retirement Plan, as from time to time amended, by which the Benefit Base of a participant under the Entergy Retirement Plan shall be reduced for each month the Participant's Separation from Service Income Commencement Date precedes his Normal Retirement Date.

1.37 "Surviving Spouse" shall mean the person to whom the Participant was legally married as of the date of such Participant's death.

1.38 "Survivor's Pre-retirement Death Benefit" shall mean that monthly benefit described under Article IV which is payable to the Participant's Surviving Spouse in the event the Participant's death occurs before his Income Commencement Date.

1.39 "System" shall mean Entergy Corporation and all System
     Companies, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 9.03 of this Plan.

1.40 "System Company" shall mean Entergy Corporation and any corporation 80% or more of whose stock (based on voting power or value) is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section
     9.03 of this Plan.

1.41 "System Management Level" shall mean the applicable management level set forth below:

     (a)  System Management Level 1 ( Chief Executive Officer and
       Chairman of the Board of Entergy Corporation);

     (b) System Management Level 2 (Presidents and Executive Vice Presidents within the System);

     (c)  System Management Level 3 (Senior Vice Presidents within the
       System); and

     (d)  System Management Level 4 (Vice Presidents within the
       System).

1.42 "Target Award" shall mean the target percentage established by the Personnel Committee under the Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries with respect to the Participant.

1.43 "Year" shall mean any period of twelve consecutive months.

1.44 "Year of Service" shall mean each Year of employment within the System. Except as provided in Section 2.08, if a Participant becomes permanently disabled and qualifies for monthly benefits under any long term disability plan sponsored by a System Company, the term "Year of Service" shall include any Year (but not beyond the Participant's Normal Retirement Date) preceding the date on which such Participant elects Retirement under this Plan and for which the Participant received monthly disability benefit payments under such long term disability plan. Additionally, the term "Year of Service" shall include any Years of imputed service or employment that the Employer may, in its discretion, grant to a given Participant, as evidenced by the Participant Application.

                           ARTICLE II

                            BENEFITS

2.01 Benefit Base. A Participant's Retirement Income shall be payable in a form described in Article III below. Except as otherwise provided in the Plan, such Retirement Income shall be determined based on a Participant's Benefit Base which shall be in the form of equal monthly installments payable for the life of the Participant only, as described in Section 3.01, commencing at the Participant's Normal Retirement Income Commencement Date. Except as otherwise provided in Section 2.08, such monthly Benefit Base shall be equal to:

     (a) a percentage of his Final Monthly Compensation, based on the percentages described in Appendix A attached hereto and made a part hereof, which percentages, as determined from Appendix A, shall vary depending on (1) the number of Years of Service the Participant has completed through the date of Retirement or Separation from Service, as applicable, and (2) the Target Award established with respect to the position held by such Participant as of the date of his Retirement or Separation from Service; less

     (b)  the amount of any benefit (in the form described below)
       which such Participant earned (1) under any other qualified or non-qualified defined benefit retirement income or pension plan, trust, or other arrangement sponsored by any System Company (including, without limitation, the Gulf States Utilities Company Employees' Trusteed Retirement Plan and the Gulf States Utilities Company Executive Income Security Plan) or (2) under any qualified or non-qualified defined benefit retirement income or pension plans, trusts, or other arrangements sponsored by any previous employer or any other person, persons or entities for whom the Participant may have been employed on or before the date of his Retirement or Separation from Service, regardless of whether the Participant received a paid up benefit or a cash
       payment under such plans in lieu thereof.   The benefits
       described in this Subsection (b) shall exclude any and all benefits earned under the following plans: any stock bonus plans, profit sharing plans, employee stock ownership plans, or other defined contribution plans; and, except as provided in Section 2.06(b), any Other Employer Plans as to which the Participant has completely waived all rights. In addition, the benefits described in Subsection (b) shall exclude any and all benefits earned under any qualified or non-qualified defined benefit retirement income or pension plans, trusts, or other arrangements sponsored by any previous employer or any other person, persons or entities for whom the Participant may have been employed on or before he became a Participant under this Plan to the extent the Participant was not granted service credit under this Plan for his employment service (with such prior employer) that went into the computation of the benefits that otherwise would be an offset amount. For purposes of this Subsection (b), such benefits shall be expressed as a single life annuity commencing at the Participant's Normal Retirement Income Commencement Date.

2.02 Normal Retirement Benefit.  A Participant who elects to
     Retire from the Employer as of his Normal Retirement Date shall be entitled to a monthly Retirement Income in a form described under Article III of the Plan, commencing on his Normal Retirement Income Commencement Date. Except as otherwise provided in Section 2.08, such Participant's Benefit Base shall be computed as described in Section 2.01, and, unless the Participant is eligible and elects an optional form of benefit under Section 3.02, 3.03, or 3.04, his Retirement Income shall be equal to that amount. If the Participant is eligible and elects an optional form of benefit under Section 3.02, 3.03, or 3.04, such Benefit Base shall be subject to adjustment in accordance with the terms of the applicable Section.

2.03 Deferred Retirement Benefit. A Participant who elects to Retire from the Employer as of his Deferred Retirement Date shall be entitled to a monthly Retirement Income in a form described under Article III of the Plan, commencing on his Deferred Retirement Income Commencement Date. Except as otherwise provided in Section 2.08, such Participant's Benefit Base shall be computed as described in Section 2.01, and, unless the Participant is eligible and elects an optional form of benefit under Section 3.02, 3.03, or 3.04, his Retirement Income shall be equal to that amount. If the Participant is eligible and elects an optional form of benefit under Section 3.02, 3.03, or 3.04, such Benefit Base shall be subject to adjustment in accordance with the terms of the applicable Section.

2.04 Early Retirement Benefit.   A Participant who elects to
     Retire as of his Early Retirement Date shall be entitled to a monthly Retirement Income in a form described under
     Article III of the Plan, commencing on his Early Retirement Income Commencement Date. Except as otherwise provided in
     Section 2.08, such Participant's Benefit Base shall be computed as described in Section 2.01, but such Benefit Base shall be reduced by the Early Retirement Reduction Factor and, unless the Participant is eligible and elects an optional form of benefit under Section 3.02, 3.03, or 3.04, his Retirement Income shall be equal to that reduced amount. If the Participant is eligible and elects an optional form of benefit under Section 3.02, 3.03, or 3.04, such Benefit Base shall be subject to further adjustment in accordance with the terms of the applicable Section.

2.05 Separation Retirement Benefit.

     (a) Except as provided in Subsection (b) below, a Participant who Separates from Service prior to becoming eligible for an Early
       Retirement Benefit under Section 2.04 shall be entitled to a monthly Retirement Income in a form described under
       Article III of the Plan, commencing on the first day of the first month coincident with or next following his Normal Retirement Date (which shall be his Income Commencement Date). Except as otherwise provided in
       Section 2.08. such Participant's Benefit Base shall be computed as described in Section 2.01, and, unless the Participant is eligible and elects an optional form of benefit under Section 3.02 or 3.03, his Retirement Income shall be equal to that amount. If the Participant is eligible and elects an optional form of benefit under
       Section 3.02 or 3.03, such Benefit Base shall be subject to adjustment in accordance with the terms of the applicable provision.

     (b)  Early Commencement.   Subject to consent from the Employer,
       any Participant who Separates from Service prior to becoming eligible for an Early Retirement Benefit under Section 2.04 may elect to commence such monthly Retirement Income on the first day of any month within the ten (10) years immediately preceding his Normal Retirement Date (which commencement date shall be his
       Income Commencement Date).   Any such election must be made in
       accordance with rules and regulations as established from time to time by the Administrator, and shall be made no later than his Normal Retirement Date; provided that, if such Participant elects to receive such monthly benefit prior to his Normal Retirement Date with the consent of his Employer, his Benefit Base shall be reduced by the Separation Reduction Factor.

2.06 Election of Benefits on Other Employer Sponsored Benefits.

     (a) Waiver Required. Notwithstanding any provision stated herein to the contrary, in order for a Participant, joint annuitant, or Beneficiary to receive any benefit under this Plan, such Participant must expressly waive, revoke, forgive or otherwise relinquish any and all rights to any benefits under all
       Other Employer Plans.   As a condition for any benefits
       under this Plan, the Participant must further provide the Administrator with written evidence of any such waiver, revocation, forgiveness or otherwise relinquishment of any and all such other rights or benefits under such Other Employer Plans in such form as the Administrator may require.

     (b)  Effect if No Waiver Possible.
       Subject to the prior written consent from the Employer, but only to the extent that any such other rights or benefits under any such Other Employer Plans cannot be effectively waived, revoked, forgiven or relinquished by the Participant, the Employer may, in its sole and complete discretion, allow any and all benefits payable hereunder nonetheless to be payable at such times and in such amounts as described above except that any such monthly Retirement Income hereunder shall be reduced or offset by the amount of any such other rights or benefits that the Participant may otherwise receive on a monthly basis from such Other Employer Plans.

       (c) Actions Inconsistent with Waiver. If, for any reason, the Participant makes any claim for benefits under both this Plan and any of such Other Employer Plans as to which such Participant has executed a waiver, revocation, forgiveness or relinquishment of rights and benefits, any and all benefits hereunder shall thereupon immediately terminate except to the extent agreed to in writing by the Employer, and the Employer shall thereafter have the full and complete right to recover from the Participant any and all benefits paid under the terms of this Plan through the date of any such forfeiture together with interest and reasonable attorneys fees.

2.07 Grandfathered Minimum Benefit. Notwithstanding any Plan provision to the contrary, a Participant who was participating in the Plan as of March 25, 1998 (and who thereafter satisfies all requirements of the Plan necessary for Plan benefits to be payable to, or on behalf of such Participant), shall be entitled to have his Plan benefit determined and payable pursuant to the provisions of the Prior Plan as in effect immediately prior to March 25, 1998, but based on the Participant's Final Monthly Compensation and Years of Service determined as of the earlier of January 1, 2002, or the Participant's date of Retirement or Separation from Service. Any minimum benefit payable to the Participant, his joint annuitant, or Beneficiary in accordance with the immediately preceding sentence shall be in lieu of, and replace in its entirety, any benefit to which such Participant, joint annuitant, or Beneficiary otherwise might be entitled under the terms of the Plan as herein restated.

2.08 Inactive Participant .   If an individual remains employed
     by his Employer, but is demoted to a position whereby he no longer satisfies the Participant eligibility criteria set forth in Section 1.25, such individual shall be considered an inactive Participant for as long as he remains employed by a System Company and does not reattain the status of an active Participant. An individual shall not be credited with Years of Service under the Plan for those years in which he fails to satisfy the criteria set forth in Section 1.25 to be an active Participant. Notwithstanding an provision to the contrary, if an active Participant becomes an inactive Participant and subsequently Retires or Separates from Service, in accordance with the terms and conditions of the Plan, and has not otherwise forfeited his Plan benefits under Section 6.01, his Benefit Base under Section 2.01 shall be computed based on: (a) only his Years of Service as an active Participant; (b) his Final Monthly Compensation using the ten (10) years immediately preceding the date he became an inactive Participant to determine his "Final Three-Year Average Annual Compensation"; and (c) the benefit offset amount described in Section 2.01(b) that the individual earned (including while an inactive Participant) as of the date of his Retirement or Separation from Service. With the written consent of the Employer, an inactive Participant shall be eligible to commence receiving his Plan benefit, as computed above, as of his Early Retirement Date or Separation from Service Date, provided, however, that such benefit shall be further reduced by the Early Retirement Reduction Factor or the Separation Reduction Factor, whichever is applicable, for early commencement of benefit payments.

2.09 Vesting. Notwithstanding the foregoing, and except as provided in Article VII and in Article IX, a Participant or an inactive Participant shall not vest in any benefits under the Plan any earlier than the date immediately preceding the Participant's Retirement or Separation from Service, subject to the other terms and conditions of this Plan.

2.10 Prior Plan Benefits. The benefits under this Plan supercede and replace entirely any benefits provided under the Prior Plan. If a Participant in the Prior Plan fails to execute the Participant Application, then such individual shall be subject to the terms and conditions of the Prior Plan, including any forfeiture provisions thereof, and shall not receive any benefits under the terms of this restated Plan.


                           ARTICLE III

                   AMOUNT AND FORM OF BENEFITS

3.01 Normal Form of Retirement Income. Unless the Participant makes an election under Section 3.02, 3.03, or 3.04 below, his Retirement Income shall be payable in the form of a life only annuity benefit (or an Actuarial Equivalent 50% joint and survivor annuity if the Participant is legally married
     as of his Retirement or Separation from Service).   Except
     as otherwise provided in Section 2.08 and subject to any reduction required under Section 2.04 (or Section 2.05(b), as applicable) for early Retirement or Separation, the amount of such monthly payments payable as a life only annuity shall be equal to the Participant's Benefit Base as determined under Section 2.01.

3.02 Optional Joint and Survivor Annuity.

     (a) In lieu of the normal 50% joint and survivor annuity form of benefit described in Section 3.01 above, a Participant who is legally married as of his Income Commencement Date may elect, subject to the terms and conditions set forth in this Section
        3.02 and Section 3.05, an optional joint and survivor annuity which, except as otherwise provided in Section 2.08 and subject to any reduction required under Section 2.04 (or Section 2.05(b), as applicable) for early Retirement or Separation, is equal to the Actuarial Equivalent of the Participant's Benefit Base determined under Section 2.01. The amount of the monthly annuity payment to a Surviving Spouse shall be a percentage, designated by the Participant, of the monthly benefit payment to the Participant. The designated percentage to be paid to the Surviving Spouse shall not exceed 100% of the monthly benefit payment to Participant and shall be subject to the following:

        (1) under this optional form of benefit, the benefit payable to the Participant's Surviving Spouse shall be a percentage designated by the Participant in an amount equal to 66 2/3%, 75%, 90%, or 100% of the amount of the Participant's monthly payment (as adjusted for early retirement, as applicable);

        (2) at the time the Participant elects this optional form of benefit, he shall furnish to the Administrator satisfactory proof of the age of the spouse; and

        (3) the Surviving Spouse's benefit under any such optional form of benefit elected under this Section 3.02 shall terminate on the death of the Surviving Spouse at any time after the Income Commencement Date and all rights to a survivor's benefit hereunder shall thereafter cease.

3.03 Optional Life Annuity 10 Years Certain Option.

     (a) In lieu of the normal life only form of benefit (or an Actuarial Equivalent 50% joint and survivor annuity form of benefit, if the Participant is legally married) described in
        Section 3.01 above, a Participant may elect, subject to the terms and conditions set forth in this Section 3.03 and Section 3.05, an optional life annuity 10 year certain option which, except as otherwise provided in Section 2.08 and subject to any reduction required under Section 2.04 (or Section 2.05(b), as applicable) for early Retirement or Separation, is equal to the Actuarial Equivalent of the Participant's Benefit Base determined under
        Section 2.01. Under the optional life annuity 10 year certain option, the Participant's Retirement Income shall be paid in equal monthly installments in the form of an annuity for the life of the Participant with a minimum of 120 monthly payments to the Participant or, in the event of his death, the Participant's joint annuitant, determined under Section 3.03(b).

     (b) In the event a Participant's legal spouse should survive the Participant, the unpaid guaranteed monthly payments remaining payable after the Participant's death during the ten year certain period shall be paid to such Surviving Spouse. If, at the time of the Participant's death, there is no Surviving Spouse (e.g., the Participant was not legally married as of his Retirement or Separation from Service) or if the Participant's legal spouse predeceases the Participant, the remaining unpaid guaranteed monthly payments payable during the ten year certain period shall
        be paid to the Participant's Beneficiary.   If the Participant's
        Surviving Spouse (or the Participant's Beneficiary who is eligible in the absence of a Surviving Spouse to receive the remaining unpaid guaranteed monthly payments payable during the ten year certain period, as applicable) should die before the end of the ten year certain period, the remaining unpaid guaranteed monthly payments payable during the ten year certain period shall be paid to such person or persons as the Participant's Surviving Spouse (or, if there was no legal spouse or in the instance where the legal spouse predeceased the Participant, the Beneficiary) may have designated in writing to the Administrator prior to the legal spouse's (or, as applicable, the Beneficiary's) death or, in the absence of any such beneficiary designation, to the legal
        spouse's (or, as applicable, the Beneficiary's) estate.   No such
        beneficiary designation shall be binding or valid unless filed with and received by the Administrator on or before the legal spouse's (or, as applicable, Beneficiary's) death.

     (c) Except as provided in Article IV, no benefits shall be paid under the Plan if the Participant dies before his Income
        Commencement Date

3.04 Optional Single-Sum Payment Election for Certain
     Participants.

     In lieu of the normal life only form of benefit (or an Actuarial Equivalent 50% joint and survivor annuity form of benefit, if the Participant is legally married) described in
     Section 3.01 above, a Participant who, at the time of his Retirement, is a full officer of a System Company and is eligible for a Target Award at a level at or above 40% of base salary as from time to time defined in the Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries, and who retires on or after his Early Retirement Date may elect, subject to the terms and conditions set forth in this Section 3.04 and Section 3.05, an optional single-sum payment which is equal to the present value of the Participant's Benefit Base determined under
     Section 2.01 (and subject to any reduction required under Section 2.04 for early retirement) as of the date of his Retirement. Present value shall be computed using the same interest and mortality assumptions used in the Entergy Retirement Plan for computing the present value of benefits (for purposes of the involuntary cash-out rules) as of the time such single-sum amount is to be computed. Under this optional form of benefit payment, no further benefit payments of any kind shall be made under the Plan to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant.

3.05 Restrictions and Limitations on Forms of Benefit.

     (a) In addition to the restrictions and limitations set forth in the preceding sections of this Article III, a Participant's election of any optional form of benefit available to the Participant under the Plan shall be subject to the following:

        (1) Such election must be made on or before the earlier of (i) the date that is ninety (90) days prior to his Normal Retirement Date, or (ii) the date the Participant makes written request to the Employer to Retire or Separate from Service;

        (2) any failure by the Participant to make an affirmative written election hereunder on or before the deadline established in Subsection (1) above shall constitute a waiver of any right to elect an optional form of benefit, in which case the terms of
          Section 3.01 shall govern to the extent applicable;

        (3) The Participant may cancel his election for such optional form of benefit at any time prior to the deadline for making such elections as described in Subsection (1), after which date any such election(s) shall become irrevocable; and

        (4) An eligible Participant's election shall be subject to the written consent of the Employer.

     (b) Under the 50% joint and survivor annuity form of payment, as well as any optional joint and survivor annuity form of payment, if the Participant's spouse should predecease the Participant on or after the Income Commencement Date, there shall be no survivor's benefit and the Participant shall not thereafter be entitled to any readjustment to his Retirement Income.

     (c) Any survivor's benefit payable under the 50% joint and survivor annuity form of payment, as well as any optional joint and survivor annuity form of payment, shall be a monthly benefit payable over the life of the joint annuitant commencing as of the first day of the first month next following the date on which the Participant dies. Except as provided in Article IV, no benefits shall be paid under the Plan if the Participant dies before his Income Commencement Date.

                           ARTICLE IV

                  PRE-RETIREMENT DEATH BENEFITS


4.01 Pre-Retirement Spouse's Death Benefit.

     (a) Upon the death of a married Participant who has been credited with at least five (5) Years of Service and who dies before his Income Commencement Date, his surviving legal spouse, if any, shall be entitled to monthly payments under the Plan for her lifetime, commencing as of the first day of the month next following the date on which the deceased Participant would have attained age 65 had he lived. The amount of each such monthly benefit shall be in the same amount as the spouse would have received after the Participant's subsequent death if he had not died on his actual date of death but instead had:

        (1) separated from service on the earlier of the date of his death or his actual Retirement or Separation from Service;

        (2)  survived to his Normal Retirement Date;

        (3) Retired on his Normal Retirement Date, with the same Final Monthly Earnings and Years of Service as of his date of death;

        (4) elected the 50% joint and survivor annuity form of payment under the Plan; and

        (5)  then died immediately thereafter.

     (b) The surviving spouse may elect, subject to the written consent of the Administrator, to have such payments commence at an earlier date, provided that payments shall not commence before the date the surviving spouse would be eligible to commence receiving a pre-retirement spouse's death benefit under the Entergy Retirement Plan, based on the Participant's years of vesting service at the date of his death ("Earliest Retirement Age"). Such payments shall be in the same amount as the surviving spouse would have received after the Participant's subsequent death if he had not died on his actual date of death but instead had:

        (1) separated from service on the earlier of his date of death or his actual Retirement or Separation from Service;

        (2)  survived to his Earliest Retirement Age;

        (3) Retired at his Earliest Retirement Age, with the same Final Monthly Earnings and Years of Service as of his date of death;

        (4) elected the 50% joint and survivor annuity form of payment under the Plan; and

        (5)  then died immediately thereafter.

               If the deceased Participant was not credited with at least 10 years of vesting service under the Entergy Retirement Plan at the time of his death, the Separation Reduction Factor for early commencement of Retirement Income shall apply in determining the amount of the pre-retirement spouse's death benefit described in this
        Section 4.01(b). If the deceased Participant was credited with at least 10 years of vesting service under the Entergy Retirement Plan at the time of his death, then except as otherwise provided in Section 4.01(c), the Early Retirement Reduction Factor for early commencement of Retirement Income shall apply in determining the amount of the pre-retirement spouse's death benefit described in this Section 4.01(b).

        (c)    Notwithstanding the foregoing provisions of
        Section 4.01(b), if a married Participant dies prior to his Income Commencement Date, but on or after his Early Retirement Date under the Entergy Retirement Plan, and his surviving spouse elects to receive the pre-retirement spouse's death benefit before the Participant would have attained age 65, the Early Retirement Reduction Factor for early commencement of Retirement Income shall not apply in the case of such surviving spouse.


                            ARTICLE V

                       SOURCE OF PAYMENTS

5.01 Unfunded Plan. It is a condition of the Plan that neither a Participant nor any other person or entity shall look to any other person or entity other than the Employer for the payment of benefits under the Plan. The Participant or any other person or entity having or claiming a right to payments hereunder shall rely solely on the unsecured obligation of the Employer set forth herein. Nothing in this Plan shall be construed to give the Participant or any such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by any Employer or in which the Employer may have any right, title or interest now or in the future. However, Participant or any such person or entity shall have the right to enforce his claim against the Employer in the same manner as any other unsecured creditor of such entity. Neither a Participant nor his Beneficiary or contingent annuitant shall have any rights in or against any specific assets of any System Company.

5.02 Employer Liability. At its own discretion, a System Company employer may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for the future benefit payments under the Plan. However, (a) a System Company employer shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of System Company employer funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose. Nothing stated herein shall prohibit a System Company employer from adopting or establishing a trust or other means as a source for paying any obligations created hereunder provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.

5.03 Establishment of Trust. Notwithstanding any provisions of this Article V to the contrary, within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each System Company's contribution shall be in an amount actuarially equivalent to the total benefits accrued by such System Company's Plan Participants (including a Participant's Beneficiary or contingent annuitant) under the Plan through the date of any such Change in Control. Actuarial equivalence shall be determined using the mortality factors set forth in the Entergy Corporation Retirement Plan for Non-Bargaining Employees and using the interest rates used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination (Appendix B to ERISA Regulation Section 2619 or its successor). If one or more of a System Company's Participants shall continue to be employed by a System Company after such a Change in Control, each calendar year the System Company shall, as soon as possible, but in no event longer than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the System Company's Plan account under the Trust that is actuarially equivalent to the total unpaid benefits accrued by the System Company's Participants as of the end of each applicable calendar year. Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


                           ARTICLE VI

               FORFEITURES AND BENEFIT REPAYMENTS

6.01 Forfeitures. Except as otherwise provided in Section 7.02 of this Plan, Participant shall cease to be a Participant hereunder, no benefits under the Plan shall be payable hereunder, and Participant shall repay all amounts that he may have previously received hereunder, on and after any of the following events:

     (a) if the Participant continues his employment with the Employer after his Normal Retirement Date without the prior written consent of the Employer, which consent may be freely withheld;

     (b) if the Participant voluntarily terminates his employment with the Employer prior to his Normal Retirement Date without the prior written consent of his Employer, which consent may be freely withheld;

     (c) if the Participant is involuntarily terminated by the Employer for cause, which for purposes of this Section 6.01 shall mean:

       (1) a material violation by Participant of any agreement between Participant and any System Company; or

       (2) a material violation of the employer-employee relationship existing between Participant and a System Company employer at the time, including, without limitation, breach of confidentiality or moral turpitude; or

       (3) a material failure by Participant to perform the services required by him pursuant to any agreement between Participant and any System Company, or, if there is no such agreement, a material failure by the Participant to perform the reasonable, customary services of an employee holding the type of position he holds at the time; or

       (4) an act of embezzlement, theft, defalcation, larceny, material fraud, or other acts of dishonesty by the Participant; or

       (5) a conviction of Participant or Participant's entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on his ability to carry out his duties or upon the reputation of any System Company.

     (d) except as otherwise provided in Section 2.06, if the Participant (i) fails to expressly waive, revoke, forgive or otherwise relinquish any and all rights to any benefits under all Other Employer Plans in such form and in accordance with such procedures as the Administrator may from time to time establish, or
        (ii) files a claim under such Other Employer Plans inconsistent with the waiver filed with the Administrator;

     (e) if the Participant engages in any employment (without the prior written consent of his Employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company (or its successor) at any time within the two-year period commencing at Retirement, Separation from Service, or other termination of employment, as applicable, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during the two-year period;

     (f) if during the Participant's employment and for two years thereafter, other than as authorized by a System Company, or as required by law, or as necessary for the Participant to perform his duties for a System Company employer, the Participant shall divulge, communicate or use to the detriment of the Employer or the System, or use for the benefit of any other person or entity, or misuse in any way, any confidential or proprietary information or trade secrets of the Employer or the System, including without limitation non-public financial information, know-how, formulas, or other technical data. Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that the Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

     (g) if the Participant voluntarily terminates his employment or his employment is terminated with the Employer prior to his completion of five (5) actual Years of Service or employment with the System.

6.02 Advisory Services. As a condition for benefits under this Plan, the Participant must hold himself available to render advisory services, with his consent, if so requested by Employer or any System employer with which he was employed while a Participant in the Plan, during the period beginning with his Retirement or Separation from Service, as applicable, and continuing for a period of ten years thereafter. If the Participant agrees to render such advisory services, he will make himself available to the requesting employer with respect to matters related to his area or areas of expertise, as considered appropriate by the requesting employer, and will consult thereof with the directors and officers of the requesting employer and with such other person or persons as the chief executive officer of the requesting employer may designate and will perform such special assignments within his area of expertise and capability as may be mutually agreed upon with the chief executive officer of the requesting employer. The Participant shall control the manner in which he renders services hereunder and may, at his discretion, decline to render any such services requested by the requesting employer if the Participant's time constraints are such that the rendering of such services would result in an undue burden upon the Participant. Rendering such advisory services shall in no way constitute or be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted activity between any requesting employer and Participant, and a Participant rendering services pursuant to this Section 6.02 shall not on account thereof be entitled to any of the fringe or supplemental benefits of the requesting employer or any other System Company, including employee benefit plan participation.

                           ARTICLE VII

                        CHANGE IN CONTROL

7.01 Definitions. The following additional definitions shall be applicable to this Article VIII:

     (a)  "Cause" shall mean:

       (1) willful and continuing failure by Participant to substantially perform Participant's duties (other than such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by Participant) that has not been cured within thirty (30) days after a written demand for substantial performance is delivered to Participant by the board of directors of Employer, which demand specifically identifies the manner in which the board believes that Participant has not substantially performed Participant's duties; or

       (2) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

       (3) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on Participant's ability to carry out Participant's duties or upon the reputation of any System Company; or

       (4)  a material violation by Participant of any agreement
          Participant has with a System Company; or

       (5) unauthorized disclosure by Participant of the confidences of any System Company.

       For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Employer.

     (b) "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer's board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

7.02 Accelerated Vesting. Notwithstanding any Plan provision to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant, the Participant shall not cease to be a Participant and shall be fully vested in and shall have a non-forfeitable right to all benefits accrued under this Plan as of the date of such Qualifying Event, except that all such benefits shall be subject to forfeiture upon the occurrence of any event described in
     Section 6.01(d) or as follows:

     (a) without Employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies;

     (b) during Participant's employment and for 2 years thereafter, other than as authorized by a System Company or as required by law or as necessary for the Participant to perform his duties for a System Company employer, Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case Participant shall be required to repay any Plan benefits previously received by him.
       Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

     (c) Participant engages in any employment (without the prior written consent of his last System Company employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case Participant shall be required to repay any Plan benefits previously received by him. For purposes of this section, Applicable Period shall mean:

       (1) two (2) years for Participants at System Management Levels 1 and 2 at the commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

       (2) two (2) years for Participants at System Management Level 3 at the commencement of the Change in Control Period; and

       (3)  one (1) year for Participants at System Management
          Level 4 at the commencement of the Change in Control
          Period.

       However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for a covenant not to compete.

7.03 Benefit Amount and Income Commencement Date.
     Notwithstanding any Plan provision to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant and if there does not occur a forfeiture event referenced in Section 7.02, the Participant's benefit amount and Income Commencement Date shall be determined pursuant to the provisions of this Plan as modified by the following:

     (a) If such Participant has attained age 55 upon the occurrence of the Qualifying Event, then his benefit amount shall be determined according to Section 2.04 (subject to Section 2.08 in the case of an inactive Participant) without regard to that Section's eligibility requirements and, notwithstanding Section
       2.04 or 2.05 to the contrary, such Participant may elect his Income Commencement Date without the consent of the Employer which shall be on the first day of any month following the Participant's termination.

     (b) If such Participant has not attained age 55 upon the occurrence of the Qualifying Event, then his benefit amount shall be determined according to Section 2.04 (subject to Section 2.08 in the case of an inactive Participant) without regard to the eligibility requirements of Section 2.04 and, notwithstanding
       Section 2.05 to the contrary, such Participant may elect his Income Commencement Date without the consent of the Employer which shall be on the first day of any month following the Participant's attainment of age 55.

     (c) In determining the death benefit provided under Article IV, the Participant will be deemed to have met the ten (10) Years of Service requirement regardless of his actual Years of Service.

7.04 No Benefit Reduction. Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce the level of benefits accrued under this Plan through the date of any such amendment or termination. In no event shall a Participant's Benefit Base accrued under this Plan following a Change in Control be less than such Participant's Benefit Base accrued under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions referenced in Section 7.02 as in existence on the date immediately preceding the commencement date of the Change in Control Period.

7.05 Provisions of Referenced Plans. To the extent this Plan references or incorporates provisions of any other System Company plan, including, but not limited to, the Entergy Retirement Plan, and (a) such other plan is amended, supplemented, modified or terminated during the two-year period commencing on the date of a Potential Change in Control and (b) such amendment, supplementation, modification or termination adversely affects any benefit under this Plan, whether it be in the method of calculation or otherwise, then for purposes of determining benefits under this Plan, the Administrator shall rely upon the version of such other plan in existence immediately prior to any such amendment, supplementation, modification or termination, unless such change is agreed to in writing and signed by the affected Participant and by the Administrator, or by their legal representatives or successors.


                          ARTICLE VIII

                       PLAN ADMINISTRATION


8.01 Administration of Plan. The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons. The Administrator shall discharge its duties for the exclusive benefit of the Participants and their beneficiaries.

8.02 Powers of the Administrator. The Administrator and any of its delegees shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan. All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator's decisions are arbitrary and capricious. The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit. By way of example, the Administrator shall have the sole and exclusive power and discretion:

     (a) to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan on a consistent and uniform basis;

     (b) to interpret the Plan including, without limitation, the power to use Administrator's sole and exclusive discretion to construe and interpret (1) the Plan, (2) the intent of the Plan, and (3) any ambiguous, disputed or doubtful provisions of the Plan;

     (c) to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive under the Plan;

     (d) to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;

     (e) to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;

     (f) to compute the amount and determine the manner and timing of any benefits payable under the Plan;

     (g) to execute or deliver any instrument or make any payment on behalf of the Plan;

     (h) to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;

     (i) to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan; and

     (j) to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure.

     For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

8.03 Reliance on Reports and Certificates. The Administrator may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

8.04 Claims Administration. The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to
    Section 8.02, such delegees shall have all powers, authority, and discretion necessary or proper for such purpose. In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

8.05 Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator. The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits. If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

8.06 Claims of Good Reason/Cause During Change in Control Period. Solely for purposes of any determination regarding the existence of Good Reason or Cause (as defined in Section 7.01(a)) during a Change in Control Period, any position taken by the Participant shall be presumed to be correct unless Employer establishes to the Plan Administrator by clear and convincing evidence that such position is not correct.

8.07 Denial or Partial Denial of Benefit Claims. If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the claim has been received by the Claims Administrator. In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety-day period. The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or
    tested by person(s) employed or compensated by the Plan.   If the
    claim is denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

     (a) the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent plan provisions on which the denial is based;

     (b) if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (c) an explanation of the claims review appeal procedure including the name and address of the person or committee to whom any appeal should be directed.

8.08 Appeal of Claims That Are Denied or Partially Denied. The claimant may request review of the Claims Administrator's denial or partial denial of a claim for Plan benefits. Such request must be made in writing within sixty (60) days after claimant has received notice of the Claims Administrator's decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her claim for
     benefits.   The written request for an appeal, together with
     all documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

8.09 The Appeal Process. The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim. Within sixty
     (60) days after the receipt of claimant's appeal, the claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator's sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days. If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial sixty-day period. During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s)
     employed or compensated by the Plan.   The final decision of
     the Claims Appeal Administrator shall set forth in writing the facts and plan provisions upon which the decision is based. All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

8.10 Judicial Proceedings for Benefits. No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process. In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator's decision on appeal.


                           ARTICLE IX

                    AMENDMENT AND TERMINATION

9.01 General. The Board of Directors shall have the right, in its absolute discretion, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 9.02 hereof. The provisions of this Article IX shall survive a termination of the Plan unless such termination is agreed to by the Participants.

9.02 Restrictions on Amendment or Termination. Any amendment, supplement or modification to, or the termination of, the Plan shall be subject to the following restrictions:

     (a)  Employer shall continue, subject to the provisions of
        Article II and Section 6.01, to make payments to any retired or separated Participant or Beneficiary then entitled to payments as if the Plan had not been amended, supplemented, modified or terminated;

     (b) as to any Participant who has not yet begun receiving monthly benefits under the Plan, the Employer, subject to any provisions of Article II and Section 6.01 to the contrary, shall remain obligated to provide a benefit upon the earlier of the Participant's Early Retirement Date or death that is Actuarially Equivalent to (and payable for the term of) the accrued benefit under Article II earned by the Participant at the time the Plan is amended, supplemented, modified or terminated; and

     (c) no amendment, modification, suspension or termination of the Plan may reduce the amount of benefits or adversely affect the manner of payment of benefits of any Participant or Beneficiary then receiving benefits in accordance with the terms of Article III or IV, unless such modification is agreed to in writing and signed by the affected Participant or Beneficiary and by the Plan Administrator, or by their legal representatives or successors; and

     (d) no provision of this Plan may be modified, waived, or discharged during the two-year period commencing on the date of a Potential Change in Control, unless such modification, waiver, or discharge is agreed to in writing and signed by the affected Participant and by the Plan Administrator, or by their legal representatives or successors.

9.03 Successors. A System employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform this Plan in the same manner and to the same extent that the System employer would be required to perform it if no such succession had taken place. Failure of the System employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle each Participant to Plan benefits from the System Company employer in the same amount and on the same terms as he would be entitled hereunder if terminated voluntarily for Good Reason, except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the effective date of termination. Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section
     9.03 shall succeed to all the rights, powers and duties of the System employer and the Board of Directors hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in Section 9.02. The employment of the Participant who has continued in the employ of such successor or surviving entity shall not be deemed to have been terminated or severed for any purpose hereunder; however, such continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

9.04 Dissolution of the Employer. In the event that a System employer with which Participant was employed while a Participant in the Plan is dissolved or liquidated by reason of bankruptcy, insolvency or otherwise prior to Employee's death or Retirement from Service, without any provision being made for the continuance of the Plan by a successor to the business of such System employer or unless another
     System Company shall have assumed the obligations of such System employer under the Plan, the date on which such dissolution or liquidation occurs shall be deemed to be the non-retired Participant's Early Retirement Date and the Participant's Retirement from Service shall be deemed to have occurred on his Early Retirement Date. At the option of the person entitled thereto, the Actuarial Equivalent of such benefits shall be paid immediately in one lump sum.
     Upon the date of such liquidation or dissolution, in the case of a Beneficiary or retired Participant who is receiving benefit payments under the Plan, the Actuarial Equivalent of the benefits then remaining to be paid under the Plan to the Participant, joint annuitant, or Beneficiary, as applicable, shall be paid immediately in one lump sum at the option of the person entitled thereto.



                            ARTICLE X

                          MISCELLANEOUS

10.01 Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

10.02 Captions. The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

10.03 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.04 Controlling Law. The administration of the Plan, and any Trust established thereunder, shall be governed by applicable federal law, including the ERISA and, to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

10.05 No Right to Employment. The Plan confers no right upon any Employee to continue his employment with any employer, whether or not a System Company.

10.06 Indemnification. To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under applicable laws and regulations, the System employers agree to hold harmless and indemnify the Administrator and its members against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust other than losses resulting from any such person's fraud or willful misconduct.

10.07 No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such benefits to be so subjected shall not be recognized, except to the extent as may be required by law.


IN WITNESS WHEREOF, Entergy Corporation has caused this amendment and restatement to be executed by its duly authorized officer on this __ day of ____________, 2000, but effective as of January 1, 2000.

                         ENTERGY CORPORATION
                         through the undersigned duly authorized
                         representative


                         _____________________________________
                         C. GARY CLARY
                         Senior Vice-President,
                         Human Resources and Administration
                         for Entergy Services, Inc.

                           APPENDIX A

                 TARGET AWARD REPLACEMENT RATIOS

                               All Other        Executives with
 Years                      Executives with       Target Award
  Of       Chairman         Target Award of         Between
Service*   and/or CEO       50% or Above          40% & 49%

   1           3.3%              3.0%                 2.7%
   2           6.6%              6.0%                 5.4%
   3           9.9%              9.0%                 8.1%
   4          13.2%              12.0%               10.8%
   5          16.5%              15.0%               13.5%
   6          19.8%              18.0%               16.2%
   7          23.1%              21.0%               18.9%
   8          26.4%              24.0%               21.6%
   9          29.7%              27.0%               24.3%
  10          33.0%              30.0%               27.0%
  11          36.3%              33.0%               29.7%
  12          39.6%              36.0%               32.4%
  13          42.9%              39.0%               35.1%
  14          46.2%              42.0%               37.8%
  15          49.5%              45.0%               40.5%
  16          50.6%              46.0%               41.4%
  17          51.7%              47.0%               42.3%
  18          52.8%              48.0%               43.2%
  19          53.9%              49.0%               44.1%
  20          55.0%              50.0%               45.0%
  21          56.0%              51.0%               46.0%
  22          57.0%              52.0%               47.0%
  23          58.0%              53.0%               48.0%
  24          59.0%              54.0%               49.0%
  25          60.0%              55.0%               50.0%
  26          61.0%              56.0%               51.0%
  27          62.0%              57.0%               52.0%
  28          63.0%              58.0%               53.0%
  29          64.0%              59.0%               54.0%
  30          65.0%              60.0%               55.0%

*Replacement Ratio for fractional years will be determined by interpolating the difference between the ratio corresponding to completed years of service and the ratio corresponding to the next higher year of service.

                           APPENDIX B

               PROTOTYPE PARTICIPANT APPLICATIONS